SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2007

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 27, 2007, Environmental Power Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Adams Inc., Merriman Curhan Ford & Co. and Avondale Partners, LLC (the “Underwriters”), with respect to the issuance and sale by the Company, and the purchase by the Underwriters, of 5,400,000 shares of the Company’s common stock, $0.01 par value per share. The Underwriting Agreement grants the Underwriters a 30-day over-allotment option to purchase up to an additional 810,000 shares of common stock from the Company. The shares will be issued pursuant to a registration statement on Form S-3 (SEC File No. 333-145732) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which registered a total of 5,175,000 shares of the Company’s common stock, including 675,000 shares subject to the Underwriters’ over-allotment option (the “Original Registration Statement”), and an additional registration statement on Form S-3 filed with the Commission which registered a total of 1,035,000 shares of the Company’s common stock, including 135,000 shares subject to the Underwriters’ over-allotment option and which incorporates by reference the contents of, and relates to, the Original Registration Statement. The Underwriting Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the agreement, which are incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

On September 28, 2007, the Company issued a press release regarding the pricing of the offering contemplated by the Underwriting Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Underwriting Agreement, dated September 27, 2007, among the Company and Canaccord Adams Inc., Merriman Curhan Ford & Co. and Avondale Partners, LLC

99.1	Press Release, dated September 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:  /s/  Michael E. Thomas

        Michael E. Thomas

        Senior Vice President and Chief Financial Officer

Dated: September 28, 2007